UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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The following article was published by the Cincinnati Enquirer on September 18, 2017. The Procter & Gamble Company may in the future distribute this article or selected portions of this article as part of its solicitation efforts:

16A MONDAY, SEPTEMBER 18, 2017 /// THE ENQUIRER opinion P&G’s leadership, innovation essential to city’s revitalization

Throughout the ongoing proxy battle currently happening between Procter & Gamble and an activist investor, much of the discussion has focused on innovation, results and leadership. The activist investor, an out-of-towner with no connection to Cincinnati, would have you believe that P&G has not delivered on those fronts in the recent past. Residents of Cincinnati know that that couldn’t be further from the truth – and P&G’s role in the city’s ongoing revitalization is the ultimate example. Quite simply, without P&G, Cincinnati would not be the city it is today. For those who aren’t aware, or perhaps don’t remember, Cincinnati was at a crossroads in 2002, following civil unrest in Over-the-Rhine in 2001. OTR had deteriorated into one of the most dangerous places in the United States. At the time, OTR was also one of the most economically distressed neighborhoods in the country, with poverty rates as high as 58 percent, unemployment rates of over 25 percent and a median household income of under $10,000. Subtler disinvestment had also started to creep into the Central Business District, epitomized by the walled-off, crumbling Fountain Square in the city’s center. At the request of then-Mayor Char-lie Luken and Fifth Third Bank CEO George Schaefer, a catalytic real estate development corporation was formed, based on the recommendation of an Economic Development Task Force. The goal for this organization, known today as Cincinnati Center City Development Corporation, was to strengthen the core assets of downtown by revitalizing and connecting the CBD and OTR. Mayor Luken and others involved in forming 3CDC unanimously agreed on two items – the economic future of Cincinnati depended on a strong and vibrant downtown business and entertainment district; and the only way 3CDC could succeed was under the leadership of P&G. It was that leadership, especially from the organization’s Chairman and CEO at the time, A.G. Lafley, that resulted in a significant amount of operating and development capital being raised to form 3CDC, which has fundamentally led to the City’s current renaissance. Over the past 14 years, P&G has provided leadership and support as 3CDC has worked with the City of Cincinnati, corporate leaders, and multiple private and civic partners to revitalize their hometown. As a result, more than $1.2 billion has been invested in 3CDC projects within Cincin-nati’s urban core, which has led to: the renovation and restoration of three major civic spaces – Fountain Square, Washington Park, and Ziegler Park –and two major cultural facilities, Memorial Hall and Music Hall; the ongoing programming of those civic spaces, which provide over 850 free family-friendly events each year; the creation of three comprehensive residential and service facilities as part of the five-shelter Homeless to Homes Plan, which aims to help homeless individuals obtain and maintain housing; a 50 percent reduction in crime in OTR; the restoration of 155 buildings; the creation of more than 900,000 square feet of commercial space; and, ultimately, the revitalization of downtown Cincinnati. Perhaps more impressive than the numbers themselves is the fact that there was no blueprint for this type of organization. Thanks to the forward-thinking mentality and commitment to community improvement provided by P&G and other corporate leaders, Cincinnati has created the prototype. Today, groups in other major cities throughout the U.S. – including Atlanta, St. Louis, Pittsburgh, and many more –have started contacting 3CDC to learn more about the unique approach taken in our city. During these learning sessions, one of the topics that inevitably comes up is the groups’ admiration and respect for the leadership and innovation P&G has provided. Since 3CDC’s inception, the organization’s Board of Directors has been chaired by various corporate leaders from P&G. This was by design, and it will always be the case. A.G. Lafley served as the first chairman of 3CDC’s board. He was followed by Dimitri Panayotopoulos, former Vice Chairman of P&G; Mel Healey, P&G’s former Group President, North America; and current Board Chair, Jeff Schomburg- er, who serves as P&G’s Global Sales Officer. Along the way, many other corporate leaders from P&G have served on 3CDC’s various subcommittees. Their leadership, insight, and commitment to making Cincinnati the best city it can be have been invaluable in turning this city around. The positive qualities found in the corporate leaders are also found throughout the entire P&G workforce, which is filled with individuals who are creative, enlightened, and passionate about many things – including the city this great company calls home. We continue to see P&G’s leadership, innovation, and results here in Cincinnati. And you would be hard-pressed to find a company anywhere in the country that has done more for its hometown than P&G. Thanks in very large part to P&G, which is as intrinsically tied to Cincinnati as flying pigs and goetta, Cincinnati is currently experiencing an incredible renaissance. P&G is Cincinnati. And we are all better for it. Stephen Leeper is president and CEO of Cincinnati Center City Development Corp. THE ENQUIRER/LIZ DUFOUR Procter & Gamble’s headquarters Downtown. “Quite simply, without P&G, Cincinnati would not be the city it is today,” the author says. STEPHEN LEEPER

READ AND SHARE OPINIONS READING AND COMMENTING ONLINE: To view editorials, letters and op-eds online, visit cincinnati.com/news/editorials-letters. Those with Facebook accounts may post comments on individual items. WRITING LETTERS OR OP-EDS: Letters of up to 200 words may be submitted by filling out the form at static.cincinnati.com/letter/ or emailing letters@enquirer.com. Include name, address, community and daytime phone number. Op-eds are submitted the same way except they should be 500-600 words and also include a one-sentence bio and head shot. Due to our volume of mail, we are only able to publish items received electronically. Submissions may be edited for space and clarity, and may be published or distributed in print, electronic or other forms. CINCINNATI.COM @ENQUIRER FACEBOOK.COM/ENQUIRER OPINION EDITOR Kevin Aldridge, kaldridge@enquirer.com

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A and form of associated BLUE proxy card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2017 Annual Meeting of Shareholders (the “Definitive Proxy Statement”). The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2017 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Definitive Proxy Statement. Details concerning the nominees of the Company’s Board of Directors for election at the 2017 Annual Meeting are included in the Definitive Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the Definitive Proxy Statement and other relevant documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at http://www.pginvestor.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.